SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 23, 2003

Macquarie Securitisation Limited (ABN 16 003 297 336)

(Exact Name of Registrant as Specified in its Charter)

New South Wales, Australia

(State or Other Jurisdiction of Incorporation)

333-89310	Not Applicable

(Commission File Number)	(I.R.S. Employer Identification No.)

Level 23, 20 Bond Street, Sydney NSW, 2000, Australia

(Address of Principal Executive Offices)	(Zip Code)

(011) 612 8232 3481

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Exhibit Index Located on Page 5

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Item 5. Other Events.

          On June 12, 2002, pursuant to a registration statement (No. 333-89310), Perpetual Trustees Australia Limited, in its capacity as issuer trustee (the “Issuer Trustee”) of the PUMA Global Trust No. 2 (the “Trust”), publicly issued initial principal amount U.S.$1,000,000,000 of Class A Mortgage Backed Floating Rate Notes and initial principal amount A$63,000,000 of A$ Class B Mortgage Backed Floating Rate Notes (the “Notes”). A regular quarterly distribution is due to be made by the Issuer Trustee to the holders of the Notes on the quarterly payment date falling on September 25, 2003. In connection with this quarterly payment date, the registrant, as the manager of the Trust, prepared and delivered a quarterly servicing report to the Issuer Trustee and The Bank of New York, New York, as principal paying agent and note trustee.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

(a)	Financial Statements of Business Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(c)	Exhibits.

Exhibit
No.	Document Description

99.1	Quarterly Servicing Report related to September 25, 2003 Quarterly Payment Date

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE SECURITISATION LIMITED (Registrant)

Dated: September 23, 2003	By:	/s/ Anthony Dominic Crossley

Name: Anthony Dominic Crossley
Title: Principal Financial Officer

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INDEX TO EXHIBITS

Exhibit
No.	Document Description

99.1	Quarterly Servicing Report related to September 25, 2003 Quarterly Payment Date

5